Exhibit 1.1
EXECUTION VERSION

PEBBLEBROOK HOTEL TRUST Common Shares of Beneficial Interest ($0.01 Par Value Per Share) EQUITY DISTRIBUTION AGREEMENT Dated: March 5, 2014

EXHIBITS
Exhibit A    -    Form of Placement Notice
Exhibit B    -    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    -    Compensation
Exhibit D-1    -    Form of Opinion of Hunton & Williams LLP
Exhibit D-2    -    Form of Negative Assurance Letter of Hunton & Williams LLP
Exhibit D-3    -    Form of Tax Opinion of Hunton & Williams LLP
Exhibit D-4    -     Form of Opinion of Venable LLP
Exhibit E    -    Officers’ Certificate
Exhibit F    -    Chief Financial Officer’s Certificate
Exhibit G    -    Permitted Free Writing Prospectus

Pebblebrook Hotel Trust
(a Maryland real estate investment trust)
Common Shares of Beneficial Interest
($0.01 Par Value Per Share)
EQUITY DISTRIBUTION AGREEMENT
March 5, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, each confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as follows:
SECTION 1.Description of Securities.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Merrill Lynch, acting as agent and/or principal, shares (the “Securities”) of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), having an aggregate offering price of up to $175,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that, provided Merrill Lynch does not sell in excess of the number of Securities specified in any Placement Notices issued to it, compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Merrill Lynch shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Merrill Lynch will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.
The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-194316), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Merrill Lynch, for use by Merrill Lynch, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company will contribute the Net Proceeds (as defined below) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Settlement Date (as defined below), the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“Units”).
The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (collectively, the “Alternative Managers”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
SECTION 2.Placements.

Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify Merrill Lynch by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Merrill Lynch set forth on Exhibit B, as such may be amended from time to time.

If Merrill Lynch wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Merrill Lynch will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Merrill Lynch, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B attached hereto setting forth the terms that Merrill Lynch is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Merrill Lynch until the Company delivers to Merrill Lynch an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Merrill Lynch’s acceptance of the terms of the Placement Notice or upon receipt by Merrill Lynch of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this Section 2, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4. The amount of any commission, discount or other compensation to be paid by the Company to Merrill Lynch, when Merrill Lynch is acting as agent, in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth on Exhibit C attached hereto; provided, however, in the event the Company engages Merrill Lynch for a sale of Securities that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Merrill Lynch will agree to compensation that is customary with respect to such transactions. The amount of any commission, discount or other compensation to be paid by the Company to Merrill Lynch, when Merrill Lynch is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor Merrill Lynch will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Merrill Lynch and either (i) Merrill Lynch accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3.Sale of Placement Securities by Merrill Lynch.

Subject to the provisions of Section 6(a), Merrill Lynch, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Merrill Lynch will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Merrill Lynch pursuant to Section 2 with respect to such sales and the Net Proceeds payable to the Company, with an itemization of the deductions made by Merrill Lynch (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (“Rule 415”), including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
SECTION 4.Suspension of Sales

The Company or Merrill Lynch may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any securities sold under either Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B attached hereto, as such Exhibit may be amended from time to time.

SECTION 5.    Representations and Warranties.

(a)Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each jointly and severally represents and warrants to Merrill Lynch as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o), as of the time of each sale of any Securities or any securities pursuant to this Agreement (each, an “Applicable Time”) and as of each Settlement Date, and agrees with Merrill Lynch, as follows:

(1)Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Securities Act; No Misleading Statements; Conformity with EDGAR filings. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act (“Rule 163”), (D) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (E) at the date hereof, the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

The Original Registration Statement became effective upon filing under Rule 462(e) on March 4, 2014, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed (unless exempt from filing pursuant to Rule 163) with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to Merrill Lynch and the Securities pursuant to Rule 430B(f)(2), and at each relevant Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at each relevant Settlement Date, complied, complies and will comply, in all material respects with the requirements of the Securities Act and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Prospectus delivered to Merrill Lynch for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, an “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed on Exhibit G attached hereto, in each case in the form furnished (electronically or otherwise) to Merrill Lynch for use in connection with the offering of the Securities.
The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.

(2)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Exchange Act.

(3)Independent Accountants. KPMG LLP, who has audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the Securities Act.

(4)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, are accurate in all material respects and present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below), at the dates indicated, and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. No other financial statements are required to be set forth in the Registration Statement or the Prospectus. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and, where applicable, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with

Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(5)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their Subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Common Shares, the Company’s 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, the Company’s 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest and the Company’s 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(6)Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Complete and correct copies of the declaration of trust and of the bylaws of the Company and all amendments thereto have been made available to Merrill Lynch.

(7)Good Standing of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the 10-K and Crusaders Owner LLC, Crusaders Lessee LLC, Crusaders Hotel Owner LLC, Beavers Owner LLC and Beavers Lessee LLC (each, a Delaware limited liability company) (collectively, the “Subsidiaries”). Each of the Operating Partnership and each other Subsidiary has been duly organized and is validly existing as a limited partnership, trust, limited liability company or corporation, as the case may be, in good standing under the laws of the state of its formation or organization, has the partnership, trust or corporate power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign partnership, trust, limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(8)Capitalization. The authorized, issued and outstanding shares of beneficial interest in the Company as of December 31, 2013 is as set forth in the Registration Statement and the Prospectus and has not changed except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution

Agreements or pursuant to reservations, agreements or benefit plans referred to in the Registration Statement and the Prospectus. The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(9)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(10)Authorization and Description of Securities. The Securities to be sold through Merrill Lynch, as principal or agent, have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the Exchange Act; the Common Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Securities, if any, are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(11)Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their Subsidiaries is in violation of its declaration of trust, partnership agreement, charter, bylaws or similar organizational documents, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities from time to time pursuant to this Agreement or the Alternative Distribution Agreements and the use of the Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company, the Operating Partnership and their Subsidiaries with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the declaration of trust, partnership agreement, charter, or bylaws, as the case may be, of the Company, the Operating Partnership or any Subsidiary or of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(12)Absence of Labor Dispute. (A) No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Operating Partnership’s or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in the case of (A) or (B), would result in a Material Adverse Effect.

(13)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(14)Accuracy of Descriptions. The descriptions in the Registration Statement, the Prospectus or the documents incorporated by reference therein, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(15)Possession of Intellectual Property. Each of the Company, the Operating Partnership and their Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement and the Prospectus, and none of the Company, the Operating Partnership or any of their Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(16)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(17)Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(18)Possession of Licenses and Permits. Each of the Company, the Operating Partnership and their Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently necessary to conduct its business as described in the Registration Statement and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Company, the Operating Partnership and their Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(19)Title to Property. The Company, the Operating Partnership and their Subsidiaries have good and marketable title to all real property owned by the Company, the Operating Partnership and their Subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of their Subsidiaries; and all of the leases and subleases material to the business of the Company, the Operating Partnership and their Subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership or any of their Subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(20)Investment Company Act. The Company is not, and upon the issuance and sale of the Securities from time to time as contemplated in this Agreement and in the Alternative Distribution Agreements and the application of the Net Proceeds therefrom as described in the Registration Statement and the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(21)Compliance with and Liability under Environmental Laws. The Company, the Operating Partnership or their Subsidiaries have received and reviewed environmental reports on all real property owned by them. Except as otherwise set forth in the Registration Statement and the Prospectus: (i) the Company is in compliance with, and none of the Company, the Operating Partnership nor any of their Subsidiaries has any liability with respect to the real property owned by the Company, the Operating Partnership and their

Subsidiaries under, applicable Environmental Laws (as defined below) except for such non-compliance or liability that would not be reasonably likely to result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their Subsidiaries has at any time released (as such term is defined in Section 101 (22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any real property owned by the Company, the Operating Partnership and their Subsidiaries, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) none of the Company, the Operating Partnership or any of their Subsidiaries knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any real property owned by the Company, the Operating Partnership and their Subsidiaries, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) none of the Company, the Operating Partnership or any of their Subsidiaries has received any written notice of a claim (or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would be reasonably likely to give rise to a claim) under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any real property owned by the Company, the Operating Partnership and their Subsidiaries or arising out of the conduct of the business of the Company, the Operating Partnership or any of their Subsidiaries at the real property owned by the Company, the Operating Partnership and their Subsidiaries, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement or the Prospectus; (v) none of the real property owned by the Company, the Operating Partnership and their Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Laws against the Company, the Operating Partnership, any of their Subsidiaries or the real property owned by the Company, the Operating Partnership and their Subsidiaries that would be reasonably likely to result in a Material Adverse Effect. As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including without limitation, petroleum or petroleum products and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes have been amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(22)Condition of Properties. The Company, the Operating Partnership or their Subsidiaries has received and reviewed property condition reports on all real property owned by the Company, the Operating Partnership and their Subsidiaries. Except as otherwise set forth in the Registration Statement and the

Prospectus: (i) none of the real property owned by the Company, the Operating Partnership and their Subsidiaries is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their Subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any real property owned by the Company, the Operating Partnership and their Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any real property owned by the Company, the Operating Partnership and their Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event that could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of real property owned by the Company, the Operating Partnership and their Subsidiaries (the “Developments and Improvements”) are free of any physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(23)Access and Utilities. All of the real property owned by the Company, the Operating Partnership and their Subsidiaries has rights of access to public ways and is served by electric, water, sewer, sanitary sewer and storm drain facilities adequate to service real property owned by the Company, the Operating Partnership and their Subsidiaries for its use as described in the Registration Statement and the Prospectus.

(24)No Condemnation. No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s or the Operating Partnership’s knowledge, no such proceeding is threatened, with respect to all or any portion of the real property owned by the Company, the Operating Partnership and their Subsidiaries or for the relocation away from any such property of any roadway providing access to such property or any portion thereof.

(25)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(26)Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the date of the Company’s formation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated Subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(27)NYSE. The outstanding Common Shares and the Securities to be sold by the Company from time to time hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(28)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder or implementing the provisions thereof, including Section 402 relating to loans and Sections 302 and 906 relating to certifications applicable to the Company.

(29)Tax Returns and Payment of Taxes. All United States federal income tax returns of the Company, the Operating Partnership and their Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained except in any case in which the failure to so file tax returns or pay such taxes would not result in a Material Adverse Effect. Each of the Company, the Operating Partnership and their Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership or their Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained and except insofar as the failure to pay such taxes and assessments would not result in a Material Adverse Effect. All such returns, if any, are true, correct and complete in all material respects and were prepared in compliance with applicable law.

(30)Insurance. Each of the Company, the Operating Partnership and their Subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it, the Operating Partnership or any of their Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(31)Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(32)REIT Qualification. Commencing with its taxable year ended December 31, 2009, the Company has been, at the time of this Agreement is and upon the sale of the Securities from time to time as contemplated in this Agreement and in the Alternative Distribution Agreements, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(33)Operating Partnership. The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership, association or corporation.

(34)Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35)Money Laundering Laws. The operations of each of the Company and the Operating Partnership has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(36)OFAC. Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or the Operating Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the Net Proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Operating Partnership or any other Subsidiary or joint venture partner of the Company, the Operating Partnership or any Subsidiary or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(37)Partnership Agreement. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), has been duly and validly authorized by the Company, in its capacity as sole General Partner of the Operating Partnership, and has been duly executed and delivered by the Company, as general partner, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(38)Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Merrill Lynch pursuant to this Agreement.

(39)Certain Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their Subsidiaries, on the one hand, and the trustees, officers, shareholders or partners of the Company, the Operating Partnership or any of their Subsidiaries, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through the Operating Partnership or any other Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, the Operating Partnership or any of their Subsidiaries, or to or for any family member or affiliate of any trustee or executive officer of the Company, the Operating Partnership or any Subsidiary

(40)Proprietary Trading by Merrill Lynch. The Company acknowledges and agrees that Merrill Lynch has informed the Company that Merrill Lynch may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Merrill Lynch may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(41)Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities from time to time pursuant to this Agreement.

(42)Permitted Free Writing Prospectus. None of the Company, the Operating Partnership or any Subsidiary has distributed or will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Merrill Lynch as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus (as defined below) reviewed and consented to by Merrill Lynch.

(43)Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b)Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to Merrill Lynch as to the matters covered thereby.

SECTION 6. Sale and Delivery to Merrill Lynch; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Merrill Lynch’s acceptance of the terms of a Placement Notice or upon receipt by Merrill Lynch of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Merrill Lynch, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that Merrill Lynch will be successful in selling Placement Securities, (ii) Merrill Lynch will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Merrill Lynch to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Merrill Lynch shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by Merrill Lynch at which such Placement Securities were sold, after deduction for (i) Merrill Lynch’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2, (ii) any other amounts due and payable by the Company to Merrill Lynch hereunder pursuant to Section 8(a), and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Merrill Lynch’s or its designee’s account (provided Merrill Lynch shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Merrill Lynch will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11, it will (i) hold Merrill Lynch harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Merrill Lynch any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before each Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Merrill Lynch shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Merrill Lynch in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Merrill Lynch in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f)    Limitations on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of Merrill Lynch or an Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that Merrill Lynch and one or both of the Alternative Managers sell Securities on the same day.

(g)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to Merrill Lynch given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and Merrill Lynch shall not be obligated to offer or sell any Securities, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Shares by its officers or trustees, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 6(h), at any time from and including the date (each, an “Announcement Date”) on which the Company issues a press release containing, or otherwise publicly announces, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h)    If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Merrill Lynch (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Merrill Lynch, and obtain the consent of Merrill Lynch to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Merrill Lynch with the officers’ certificates, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r), respectively, (iii) afford Merrill Lynch the opportunity to conduct a due diligence review in accordance with Section 7(m) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(g), which shall have independent application.

SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with Merrill Lynch as follows:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Merrill Lynch under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), (i) the Company will notify Merrill Lynch promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Merrill Lynch’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Merrill Lynch’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Merrill Lynch (provided, however, that the failure of Merrill Lynch to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Merrill Lynch within a reasonable period of time before the filing and Merrill Lynch has not reasonably objected thereto (provided, however, that the failure of Merrill Lynch to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to Merrill Lynch at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)).

(b)    Notice of Commission Stop Orders. The Company will advise Merrill Lynch, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to Merrill Lynch and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as Merrill Lynch may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Merrill Lynch to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement

Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Merrill Lynch the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Merrill Lynch under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. The Company will not, without (i) giving Merrill Lynch at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) directing Merrill Lynch to suspend activity under this Agreement for such period of time as requested by the Company, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Securities to be offered and sold through the agent pursuant to this Agreement or any Alternative Distribution Agreement, (y) Common Shares issuable pursuant to the Company’s dividend reinvestment plan, if any, as it may be amended or replaced from time to time and (z) equity incentive awards approved by the board of trustees of the Company or the compensation committee thereof or the issuance of Common Shares upon exercise thereof.

(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Merrill Lynch promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Merrill Lynch pursuant to this Agreement.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Merrill Lynch or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Merrill Lynch may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Reports on Form 10-K and/or in a Current Report on Form 8-K, the number of Common Shares sold through Merrill Lynch and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to sales of Common Shares pursuant to this Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Securities Act.

(o)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to Merrill Lynch as principal on a Settlement Date and:

(1)each time the Company:
(i)files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
(ii)files an Annual Report on Form 10-K under the Exchange Act;
(iii)files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)files a report on Form 8-K containing amended financial information (other than an Earnings Announcement or to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2)at any other time reasonably requested by Merrill Lynch (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Merrill Lynch with certificates, in the forms attached hereto as Exhibit E and Exhibit F as promptly as possible and in no event later than three Trading Days of any Representation Date. The requirement to provide certificates under this Section 7(o) shall be deemed waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such requirement shall not be deemed waived for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Merrill Lynch with certificates under this Section 7(o), then before the Company delivers the Placement Notice or Merrill Lynch sells any Placement Securities, the Company shall provide Merrill Lynch with certificates, substantially in the forms attached hereto as Exhibit E and Exhibit F, dated the date of the Placement Notice.

(p)    Company Counsel Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to Merrill Lynch as principal on a Settlement Date, as promptly as possible and in no event later than three Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates substantially in the forms attached hereto as Exhibit E and Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to Merrill Lynch written opinions of Hunton & Williams LLP and Venable LLP (collectively, “Company Counsel”), or other counsel satisfactory to Merrill Lynch, in form and substance satisfactory to Merrill Lynch and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3 and Exhibit D-4, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Merrill Lynch with a letter to the effect that Merrill Lynch may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Manager Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to Merrill Lynch as principal on a Settlement Date, as promptly as possible and in no event later than three Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates substantially in the forms attached hereto as Exhibit E and Exhibit F for which no waiver is applicable, Merrill Lynch shall have received the favorable opinion of Sidley Austin llp, counsel to Merrill Lynch, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to Merrill Lynch, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin llp may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP referred to above.

(r)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to Merrill Lynch as principal on a Settlement Date, as promptly as possible and in no event later than three Trading Days following each Representation Date with respect to which the Company is obligated to deliver certificates substantially in the forms attached hereto as Exhibit E and Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants to furnish Merrill Lynch a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Merrill Lynch, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Merrill Lynch; provided, however, that the Company may bid for and purchase the Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t)    Insurance. The Company, the Operating Partnership and the Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)    Compliance with Laws. The Company, the Operating Partnership and the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)    Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to reasonably ensure that none of the Company, the Operating Partnership or any of the Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered to be an “investment company.”

(w)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and Merrill Lynch in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Merrill Lynch in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Merrill Lynch as principal or agent hereunder.

(y)    Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(z)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Merrill Lynch and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa)    REIT Qualification. The Company will use its best efforts to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the board of trustees of the Company deems it in the best interests of the Company and its shareholders to remain so qualified.

(bb)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Merrill Lynch under the Securities Act or the Exchange Act in connection with the sale of the Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(cc)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by Merrill Lynch the right to refuse to purchase and pay for such Securities.

SECTION 8.    Payment of Expenses.

(a)    Expenses. The Company and/or the Operating Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Merrill Lynch of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Merrill Lynch, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to Merrill Lynch, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel, accountants and other advisors, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e), including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to Merrill Lynch of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Merrill Lynch to investors, (vii) the preparation, printing and delivery to Merrill Lynch of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Merrill Lynch in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (xi) the disbursements of counsel for Merrill Lynch in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $11,333,333 or more have not been offered and sold under this Agreement by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Merrill Lynch for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by Merrill Lynch in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $20,000. Any Expenses shall be due and payable by the Company within five business days of the

Determination Date.

(b)    Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse Merrill Lynch for all of its out of pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch, unless Securities having an aggregate offering price of $11,333,333 or more have previously been offered and sold under this Agreement.

SECTION 9.    Conditions of Merrill Lynch’s Obligations. The obligations of Merrill Lynch hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)No Misstatement or Material Omission. Merrill Lynch shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Merrill Lynch’s opinion is material, or omits to state a fact that in Merrill Lynch’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)Opinion of Counsel for Company. Merrill Lynch shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)Opinion of Counsel for Merrill Lynch. Merrill Lynch shall have received the favorable opinion of Sidley Austin llp required to be delivered pursuant to Section 7(q) on or before the date on which the delivery of such opinion is required pursuant to Section 7(q).

(g)Representation Certificate. Merrill Lynch shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates is required pursuant to Section 7(o).

(h)Accountant’s Comfort Letter. Merrill Lynch shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(i)Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(j)No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k)Additional Documents. On each date on which the Company is required to deliver certificates pursuant to Section 7(o), counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 shall survive such termination and remain in full force and effect.

SECTION 10.    Indemnification.

(a)    Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless Merrill Lynch, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d)) any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(b)    Indemnification by Merrill Lynch. Merrill Lynch agrees to indemnify and hold harmless the Company, the Operating Partnership, their trustees, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a), counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 10(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.    Contribution. If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of Merrill Lynch, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total commissions received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
The relative fault of the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by Merrill Lynch and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Affiliate, director, officer or employee of Merrill Lynch shall have the same rights to contribution as Merrill Lynch, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to Merrill Lynch.

SECTION 13.    Termination of Agreement.

(a)Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE Amex Equities, the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)Termination by the Company. Subject to Section 13(f), the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)Termination by Merrill Lynch. Subject to Section 13(f), Merrill Lynch shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Merrill Lynch on the terms and subject to the conditions set forth herein equal to the Maximum Amount.

(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) or otherwise by mutual agreement of the parties.

(f)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Merrill Lynch or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 shall survive such termination and remain in full force and effect.

(h)Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto.   No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed.  A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement.  A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, to the attention of Charles Hill, fax no. 212-449-0355. Notices to the Company shall be directed to it at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814, to the attention of Jon E. Bortz; and notices to the Operating Partnership shall be directed to the Company, as general partner of the Operating Partnership, at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814, to the attention of Jon E. Bortz.

SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees, employees or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 17.    Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.    Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of Merrill Lynch, and Merrill Lynch represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Merrill Lynch or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed on Exhibit G attached hereto are Permitted Free Writing Prospectuses.

SECTION 20.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)Merrill Lynch is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and Merrill Lynch, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Merrill Lynch has advised or is advising the Company and/or the Operating Partnership on other matters, and Merrill Lynch has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)the public offering price of the Securities set forth in this Agreement was not established by Merrill Lynch;

(c)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)Merrill Lynch has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)it is aware that Merrill Lynch and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and Merrill Lynch has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)it waives, to the fullest extent permitted by law, any claims it may have against Merrill Lynch for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Merrill Lynch shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among Merrill Lynch, the Operating Partnership and the Company in accordance with its terms.

Very truly yours.
PEBBLEBROOK HOTEL TRUST

By	/s/ Raymond D, Martz
Name:	Raymond D. Martz
Title:	EVP, CFO, Treasurer and Secretary

PEBBLEBROOK HOTEL, L.P.
By:	Pebblebrook Hotel Trust, its general partner

By	/s/ Raymond D, Martz
Name:	Raymond D. Martz
Title:	EVP, CFO, Treasurer and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Jack Vissicchio
Name:	Jack Vissicchio
Title:	Managing Director,
Co-Head of Americas Real Estate Investment Banking

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution-Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Pebblebrook Hotel Trust (the “Company”), Pebblebrook Hotel, L.P. (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), dated March 5, 2014 (the “Agreement”), I hereby request on behalf of the Company that Merrill Lynch sell up to [•] of the Company’s common shares of beneficial interest, $0.01 par value per share, at a minimum market price of $[•] per share.
The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES WHEN THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY MERRILL LYNCH, AND/OR THE CAPACITY IN WHICH MERRILL LYNCH MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH).